Exhibit 99.1

Press Release
For Further Information Contact:

INVESTORS:	MEDIA:
Matt Schroeder	Karen Rugen
(717) 214-8867	(717) 730-7766
or investor@riteaid.com

FOR IMMEDIATE RELEASE

RITE AID REPORTS THIRD QUARTER FISCAL 2011 RESULTS

•	Third Quarter Net Loss of $0.09 per Diluted Share Compared to Prior Third Quarter Net Loss of $0.10 per Diluted Share

•	Third Quarter Adjusted EBITDA of $212.5 Million Compared to Prior Third Quarter Adjusted EBITDA of $254.2 Million

•	Weaker Flu Season Negatively Impacted Pharmacy Sales by $50 Million

•	Continued Strong Liquidity of $966 Million at Quarter End

•	Rite Aid Lowers Fiscal 2011 Outlook

Camp Hill, PA (December 16, 2010)—Rite Aid Corporation (NYSE: RAD) today reported financial results for its third fiscal quarter ended November 27, 2010.

The company reported revenues of $6.2 billion, a net loss of $79.1 million or $0.09 per diluted share and Adjusted EBITDA of $212.5 million or 3.4 percent of revenues.  Negatively impacting results were a slower start to the cough, cold and flu season coupled with an increase in workers’ compensation and general liability self insurance expense.

“The quarter was below our expectations. While the lack of cough, cold and flu had a significant impact on our results, the good news is that our front end sales began to turn around during the quarter and our team continued to do a good job of controlling costs. We are pleased to see that our loyalty program wellness + continues to gain traction with customers and patients,” said John Standley, Rite Aid president and CEO.

“Based on our third quarter results and our current view that same stores sales in the fourth quarter will be softer than we had expected, we have lowered our guidance for the full year,” Standley said.

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Rite Aid FY11 Q3 Press Release – page 2

Third Quarter Summary

Revenues for the 13-week quarter were $6.2 billion versus revenues of $6.4 billion in last year’s like period.  Revenues decreased 2.4 percent primarily as a result of a decline in pharmacy same store sales and store closings.

Same store sales for the quarter decreased 1.3 percent over the prior 13-week period, with flat front end sales and a 1.9 percent decrease in the pharmacy.  Pharmacy sales included an approximate 242 basis point negative impact from new generic introductions.  The number of prescriptions filled in comparable stores decreased 1.7 percent over the prior-year period, negatively impacted 1.3 percent by the lower incidence of cough, cold and flu.   Prescription sales accounted for 68.3 percent of total drugstore sales, and third party prescription revenue was 96.2 percent of pharmacy sales.

Net loss was $79.1 million or $0.09 per diluted share compared to last year’s third quarter net loss of $83.9 million or $0.10 per diluted share.  Lower lease termination and impairment charges, lower LIFO expense, lower interest and securitization expense and a reduction in depreciation and amortization helped offset the impact of the decline in Adjusted EBITDA on net loss.

Adjusted EBITDA (which is reconciled to net loss on the attached table) was $212.5 million or 3.4 percent of revenues for the third quarter compared to $254.2 million or 4.0 percent of revenues for the like period last year.  Adjusted EBITDA was negatively impacted by $12.0 million due to fewer cough, cold and flu prescriptions filled year over year and a $29.5 million increase in workers’ compensation and general liability self insurance expense.   The increase in self insurance expense is due to a reduction of reserves recorded in last year’s third quarter because of favorable claims experience.

In the third quarter, the company opened 1 new store, relocated 11 stores, remodeled 15 stores and closed 17 stores.  Stores in operation at the end of the quarter totaled 4,731.

Other Events During the Quarter

As previously announced, during the quarter Rite Aid added the Save-A-Lot discount, limited grocery assortment concept to 10 of its existing stores in the Greenville SC market after entering into a licensing agreement with Save-A-Lot, a SUPERVALU company. The stores are co-branded Save-A-Lot Food Stores/Rite Aid Pharmacy and are owned and operated by Rite Aid.

Rite Aid Lowers Fiscal 2011 Guidance

Based on its third quarter results and its lower expectation for same store sales in the fourth quarter, Rite Aid lowered its fiscal 2011 guidance for sales and Adjusted EBITDA and increased fiscal 2011 guidance for net loss.  Sales are now expected to be between $25.0 billion and $25.2 billion with same store sales expected to range from a decrease of 1.5 percent to a decrease of 0.9 percent. Adjusted EBITDA is expected to be between $815 million and $855 million. Net loss is expected to be between $655 million or $0.74 per diluted share and $525 million or $0.60 per diluted share.  Based upon current spending trends and expectations for the remainder of the year, the guidance for capital expenditures has been reduced to $215 million.

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Rite Aid FY11 Q3 Press Release – page 3

Conference Call Broadcast

Rite Aid will hold an analyst call at 8:30 a.m. Eastern Time today with remarks by Rite Aid's management team.  The call will be simulcast via the internet and can be accessed through the websites www.riteaid.com in the conference call section of investor information and www.StreetEvents.com.  Slides related to materials discussed on the call will be available on both sites.  A playback of the call will be available on both sites starting at 12 p.m. Eastern Time today.  A playback of the call will also be available by telephone beginning at 12 p.m. Eastern Time today until 11:59 p.m. Eastern Time on December 18, 2010.  The playback number is 1-800-642-1687 from within the U.S. and Canada or 1-706-645-9291 from outside the U.S. and Canada with the eight-digit reservation number 29105610.

Rite Aid is one of the nation’s leading drugstore chains with more than 4,700 stores in 31 states and the District of Columbia with fiscal 2010 annual revenues of $25.7 billion.  Information about Rite Aid, including corporate background and press releases, is available through Rite Aid’s website at www.riteaid.com.

This press release contains forward-looking statements, including guidance, which are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include our high level of indebtedness; our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our senior secured credit facility and other debt agreements; general economic conditions, including the impact of continued high unemployment and changing consumer behavior; inflation and interest rate movements; our ability to improve the operating performance of our stores in accordance with our long term strategy; our ability to realize same store sales growth; our ability to hire and retain qualified personnel; the efforts of private and public third-party payors to reduce prescription drug reimbursements and encourage mail order; competitive pricing pressures, including aggressive promotional activity from our competitors; decisions to close additional stores and distribution centers, which could result in further charges to our operating statement; our ability to manage expenses; our ability to realize the benefits from actions to further reduce costs and investment in working capital; continued consolidation of the drugstore industry; changes in state or federal legislation or regulations;  the outcome of lawsuits and governmental investigations and health care reform; and our ability to maintain the listing of our common stock on the New York Stock Exchange and the resulting impact to our indebtedness and financial condition.  Consequently, all of the forward-looking statements made in this press release, are qualified by these and other factors, risks and uncertainties. Readers are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. Forward-looking statements can be identified through the use of words such as "may", "will", "intend", "plan", "project", "expect", "anticipate", "could", "should", "would", "believe", "estimate", "contemplate", and "possible".

See the attached table for a reconciliation of a non-GAAP financial measure, Adjusted EBITDA to net income (loss), the most comparable GAAP financial measure. We define Adjusted EBITDA as net income (loss) from operations excluding the impact of income taxes, interest expense and securitization costs, depreciation and amortization, LIFO adjustments, charges or credits for store closing and impairment, inventory write-downs related to closed stores, stock-based compensation expense, debt modifications and retirements, sale of assets and investments, revenue deferrals related to customer loyalty programs and other items.

# # #

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(unaudited)

	November 27, 2010	February 27, 2010
ASSETS
Current assets:
Cash and cash equivalents	$122,042	$103,594
Accounts receivable, net	974,472	955,502
Inventories, net of LIFO reserve of $875,193 and $831,113	3,330,805	3,238,644
Prepaid expenses and other current assets	100,037	210,928
Total current assets	4,527,356	4,508,668
Property, plant and equipment, net	2,138,540	2,293,153
Other intangibles, net	701,497	823,088
Other assets	448,575	425,002
Total assets	$7,815,968	$8,049,911

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Current maturities of long-term debt and lease financing obligations	$34,248	$51,502
Accounts payable	1,292,350	1,159,069
Accrued salaries, wages and other current liabilities	1,107,235	965,121
Total current liabilities	2,433,833	2,175,692
Long-term debt, less current maturities	6,089,772	6,185,633
Lease financing obligations, less current maturities	125,074	133,764
Other noncurrent liabilities	1,175,505	1,228,373
Total liabilities	9,824,184	9,723,462

Commitments and contingencies	-	-
Stockholders' deficit:
Preferred stock - Series G	1	1
Preferred stock - Series H	159,261	152,304
Common stock	890,322	887,636
Additional paid-in capital	4,280,455	4,277,200
Accumulated deficit	(7,309,103)	(6,959,372)
Accumulated other comprehensive loss	(29,152)	(31,320)
Total stockholders' deficit	(2,008,216)	(1,673,551)
Total liabilities and stockholders' deficit	$7,815,968	$8,049,911

Chart 1

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(unaudited)

	Thirteen weeks ended November 27, 2010	Thirteen weeks ended November 28, 2009
Revenues	$6,202,353	$6,352,283
Costs and expenses:
Cost of goods sold	4,561,200	4,665,871
Selling, general and administrative expenses	1,578,142	1,605,213
Lease termination and impairment charges	17,003	35,072
Interest expense	133,742	135,770
Gain on sale of assets, net	(7,050)	(1,459)

	6,283,037	6,440,467

Loss before income taxes	(80,684)	(88,184)
Income tax benefit	(1,613)	(4,322)
Net loss	$(79,071)	$(83,862)

Basic and diluted loss per share:

Numerator for loss per share:
Net loss	$(79,071)	$(83,862)
Accretion of redeemable preferred stock	(26)	(26)
Cumulative preferred stock dividends	(2,354)	(2,218)
Loss attributable to common stockholders - basic and diluted	$(81,451)	$(86,106)

Basic and diluted weighted average shares	883,515	881,371

Basic and diluted loss per share	$(0.09)	$(0.10)

Chart 2

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(unaudited)

	Thirty-nine weeks ended November 27, 2010	Thirty-nine weeks ended November 28, 2009
Revenues	$18,758,441	$19,205,331
Costs and expenses:
Cost of goods sold	13,766,924	14,056,578
Selling, general and administrative expenses	4,827,780	4,961,798
Lease termination and impairment charges	56,820	130,810
Interest expense	415,077	374,076
Loss on debt modifications and retirements, net	44,003	993
Gain on sale of assets, net	(10,786)	(25,598)

	19,099,818	19,498,657

Loss before income taxes	(341,377)	(293,326)
Income tax expense	8,354	4,994
Net loss	$(349,731)	$(298,320)

Basic and diluted loss per share:

Numerator for loss per share:
Net loss	$(349,731)	$(298,320)
Accretion of redeemable preferred stock	(77)	(77)
Cumulative preferred stock dividends	(6,957)	(6,556)
Loss attributable to common stockholders - basic and diluted	$(356,765)	$(304,953)

Basic and diluted weighted average shares	882,668	880,577

Basic and diluted loss per share	$(0.40)	$(0.35)

Chart 3

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL OPERATING AND CASH FLOW INFORMATION
(Dollars in thousands, except per share amounts)
(unaudited)

	Thirteen weeks ended November 27, 2010	Thirteen weeks ended November 28, 2009

SUPPLEMENTAL OPERATING INFORMATION

Revenues	$6,202,353	$6,352,283
Cost of goods sold	4,561,200	4,665,871
Gross profit	1,641,153	1,686,412
LIFO charge	3,024	14,770
FIFO gross profit	1,644,177	1,701,182

Gross profit as a percentage of revenues	26.46%	26.55%
LIFO charge as a percentage of revenues	0.05%	0.23%
FIFO gross profit as a percentage of revenues	26.51%	26.78%

Selling, general and administrative expenses	1,578,142	1,605,213
Selling, general and administrative expenses as a percentage of revenues	25.44%	25.27%

Cash interest expense	123,489	124,495
Non-cash interest expense	10,253	11,275
Total interest expense	133,742	135,770
Securitization costs (included in SG&A)	-	8,362
Total interest expense and securitization costs	133,742	144,132

Adjusted EBITDA	212,499	254,192
Adjusted EBITDA as a percentage of revenues	3.43%	4.00%

Net loss	(79,071)	(83,862)
Net loss as a percentage of revenues	-1.27%	-1.32%

Total debt	6,249,094	6,421,643
Invested cash	1,371	21,209
Total debt net of invested cash	6,247,723	6,400,434

SUPPLEMENTAL CASH FLOW INFORMATION

Payments for property, plant and equipment	31,864	43,342
Intangible assets acquired	5,849	2,214
Total cash capital expenditures	37,713	45,556
Equipment received for noncash consideration	222	1,612
Equipment financed under capital leases	772	-
Gross capital expenditures	$38,707	$47,168

Chart 4

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL OPERATING AND CASH FLOW INFORMATION
(Dollars in thousands, except per share amounts)
(unaudited)

	Thirty-nine weeks ended November 27, 2010	Thirty-nine weeks ended November 28, 2009

SUPPLEMENTAL OPERATING INFORMATION

Revenues	$18,758,441	$19,205,331
Cost of goods sold	13,766,924	14,056,578
Gross profit	4,991,517	5,148,753
LIFO charge	44,080	44,310
FIFO gross profit	5,035,597	5,193,063

Gross profit as a percentage of revenues	26.61%	26.81%
LIFO charge as a percentage of revenues	0.23%	0.23%
FIFO gross profit as a percentage of revenues	26.84%	27.04%

Selling, general and administrative expenses	4,827,780	4,961,798
Selling, general and administrative expenses as a percentage of revenues	25.74%	25.84%

Cash interest expense	381,442	345,079
Non-cash interest expense	33,635	28,997
Total interest expense	415,077	374,076
Securitization costs (included in SG&A)	-	36,862
Total interest expense and securitization costs	415,077	410,938

Adjusted EBITDA	643,533	719,923
Adjusted EBITDA as a percentage of revenues	3.43%	3.75%

Net loss	(349,731)	(298,320)
Net loss as a percentage of revenues	-1.86%	-1.55%

Total debt	6,249,094	6,421,643
Invested cash	1,371	21,209
Total debt net of invested cash	6,247,723	6,400,434

SUPPLEMENTAL CASH FLOW INFORMATION

Payments for property, plant and equipment	104,383	124,541
Intangible assets acquired	16,071	5,661
Total cash capital expenditures	120,454	130,202
Equipment received for noncash consideration	2,428	9,450
Equipment financed under capital leases	2,836	185
Gross capital expenditures	$125,718	$139,837

Chart 5

RITE AID CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(In thousands)

	Thirteen weeks ended November 27, 2010	Thirteen weeks ended November 28, 2009

Reconciliation of net loss to adjusted EBITDA:
Net loss	$(79,071)	$(83,862)
Adjustments:
Interest expense and securitization costs	133,742	144,132
Income tax benefit	(1,613)	(4,322)
Depreciation and amortization	124,985	132,547
LIFO charges	3,024	14,770
Lease termination and impairment charges	17,003	35,072
Stock-based compensation expense	4,167	5,826
Gain on sale of assets, net	(7,050)	(1,459)
Closed facility liquidation expense	2,386	4,445
Severance costs	2,019	135
Customer loyalty card programs revenue deferral (a)	13,807	-
Other	(900)	6,908
Adjusted EBITDA	$212,499	$254,192
Percent of revenues	3.43%	4.00%

Notes:

(a) Relates to deferral of revenues for our customer loyalty programs.

Chart 6

RITE AID CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(In thousands)

	Thirty-nine weeks ended November 27, 2010	Thirty-nine weeks ended November 28, 2009

Reconciliation of net loss to adjusted EBITDA:
Net loss	$(349,731)	$(298,320)
Adjustments:
Interest expense and securitization costs	415,077	410,938
Income tax expense	8,354	4,994
Depreciation and amortization	378,998	404,307
LIFO charges	44,080	44,310
Lease termination and impairment charges	56,820	130,810
Stock-based compensation expense	13,902	18,335
Gain on sale of assets, net	(10,786)	(25,598)
Loss on debt modifications and retirements, net	44,003	993
Closed facility liquidation expense	6,619	13,253
Severance costs	2,029	6,184
Customer loyalty card programs revenue deferral (a)	34,238	-
Other	(70)	9,717
Adjusted EBITDA	$643,533	$719,923
Percent of revenues	3.43%	3.75%

Notes:

(a) Relates to deferral of revenues for our customer loyalty programs.

Chart 7

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(unaudited)

	Thirteen weeks ended November 27, 2010	Thirteen weeks ended November 28, 2009

OPERATING ACTIVITIES:
Net loss	$(79,071)	$(83,862)
Adjustments to reconcile to net cash used in operating activities:
Depreciation and amortization	124,985	132,547
Lease termination and impairment charges	17,003	35,072
LIFO charges	3,024	14,770
Gain on sale of assets, net	(7,050)	(1,459)
Stock-based compensation expense	4,167	5,826
Changes in operating assets and liabilities:
Net repayments to accounts receivable securitization	-	(400,000)
Accounts receivable	(27,633)	(65,332)
Inventories	(76,330)	(166,340)
Accounts payable	(38,648)	91,643
Other assets and liabilities, net	33,146	2,084
Net cash used in operating activities	(46,407)	(435,051)
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(31,864)	(43,342)
Intangible assets acquired	(5,849)	(2,214)
Proceeds from dispositions of assets and investments	8,345	3,510
Net cash used in investing activities	(29,368)	(42,046)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	-	396,703
Net proceeds from revolver	58,000	124,000
Principal payments on long-term debt	(6,147)	(7,284)
Change in zero balance cash accounts	13,789	13,448
Net proceeds from the issuance of common stock	7	30
Deferred financing costs paid	(244)	(14,178)
Net cash provided by financing activities	65,405	512,719
(Decrease) increase in cash and cash equivalents	(10,370)	35,622
Cash and cash equivalents, beginning of period	132,412	121,007
Cash and cash equivalents, end of period	$122,042	$156,629

Chart 8

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(unaudited)

	Thirty-nine weeks ended November 27, 2010	Thirty-nine weeks ended November 28, 2009

OPERATING ACTIVITIES:
Net loss	$(349,731)	$(298,320)
Adjustments to reconcile to net cash provided by (used in) operating activities:
Depreciation and amortization	378,998	404,307
Lease termination and impairment charges	56,820	130,810
LIFO charges	44,080	44,310
Gain on sale of assets, net	(10,786)	(25,598)
Stock-based compensation expense	13,902	18,335
Loss on debt modification and retirements, net	44,003	993
Proceeds from insured loss	-	1,380
Changes in operating assets and liabilities:
Net repayments to accounts receivable securitization	-	(555,000)
Accounts receivable	(18,970)	(8,446)
Inventories	(136,496)	(111,301)
Accounts payable	272,730	128,646
Other assets and liabilities, net	172,852	45,575
Net cash provided by (used in) operating activities	467,402	(224,309)
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(104,383)	(124,541)
Intangible assets acquired	(16,071)	(5,661)
Proceeds from sale-leaseback transactions	-	6,532
Proceeds from dispositions of assets and investments	17,266	39,208
Net cash used in investing activities	(103,188)	(84,462)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	650,000	1,303,307
Net repayments to revolver	(22,000)	(714,000)
Principal payments on long-term debt	(775,236)	(167,174)
Change in zero balance cash accounts	(144,693)	(49,475)
Net proceeds from the issuance of common stock	101	30
Financing fees paid for early debt redemption	(19,666)	-
Deferred financing costs paid	(34,272)	(59,323)
Net cash (used in) provided by financing activities	(345,766)	313,365
Increase in cash and cash equivalents	18,448	4,594
Cash and cash equivalents, beginning of period	103,594	152,035
Cash and cash equivalents, end of period	$122,042	$156,629

Chart 9

RITE AID CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET LOSS GUIDANCE TO ADJUSTED EBITDA GUIDANCE
YEAR ENDING FEBRUARY 26, 2011
(In thousands, except per share amounts)

	Guidance Range
	Low	High

Sales	$25,000,000	$25,150,000

Same store sales	-1.50%	-0.90%

Gross capital expenditures	$215,000	$215,000

Reconciliation of net loss to adjusted EBITDA:
Net loss	$(655,000)	$(525,000)
Adjustments:
Interest expense	560,000	550,000
Income tax expense	20,000	15,000
Depreciation and amortization	505,000	495,000
LIFO charge	70,000	60,000
Store closing, liquidation, and impairment charges	200,000	160,000
Stock-based compensation expense	20,000	15,000
Customer loyalty card programs revenue deferral (a)	50,000	40,000
Loss on debt modification	45,000	45,000
Other	-	-
Adjusted EBITDA	$815,000	$855,000

Diluted loss per share	$(0.74)	$(0.60)

(a) Relates to deferral of revenues for our customer loyalty programs.

Chart 10